UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 26, 2007

SPECTRE GAMING, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 23rd Avenue N.
Minneapolis, Minnesota 55447
(Address of principal executive offices)(Zip Code)

(763) 553-7601
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Description of Changes

On February 26, 2007, Ret. Col. Charley Price agreed to serve as a member of the board of directors of Spectre Gaming, Inc., a Minnesota corporation (the “Company”). Col. Price’s term commenced on February 26, 2007 and will expire at the Company’s next annual shareholders’ meeting, where his name is expected to be added to the slate of directors for approval, or when his successor has been elected and qualified. At this time, Col. Price has not been appointed to serve on any committees of the board of directors.

Col. Price, who is 76 years old, had a 28-year career in the military, including service in both the US Army and US Air Force. In multiple combat tours during the Korean Conflict and the Vietnam War, he received numerous awards and decorations, including the Silver Star, Air Medal, MSM, ACOM w/2 OLC, Presidential Unit Citation, and Cross of Gallantry w/Palm. Over the past three decades, Col. Price has been involved as an officer or volunteer for multiple national veterans service organizations, as a pro bono Legislative Director or legal advisor, as an advisor to the Governor of the State of Florida as Director of External Affairs for the Florida Department of Veteran Affairs, and as a member of many other statewide commissions, boards and panels. Since July 2006, Col. Price has been a political consultant and advisor representing veterans’ service organizations at the state and national level on issues concerning benefits, entitlements, legal access and status, and legislative matters. Also since July 2006, Col. Price has served as President of Veterans Mediation Services, a public service corporation. From September 2002 until June 2006, Col. Price served as the Director of External Affairs for the Florida Department of Veterans Affairs. Prior to that, from October 1998 until September 2002, Col. Price served as a mediator with Veterans Mediation Services, and a legal consultant to various veterans organizations concerning claims and benefits matters. Col. Price holds BAs from the University of Maryland and Park College, a MBA from Chadwick University and a JD from Monticello School of Law. He is a member of the American Bar Association and is a State Supreme Court certified Mediator/Arbitrator.

A copy of the Company’s press release announcing the appointment of Col. Price to the Company’s board of directors is being furnished as Exhibit 99.1 to this report.

Family Relationships and Certain Relationships and Related Transactions

There are no family relationships between Col. Price and any director or executive officer, and no transactions or proposed transactions between Col. Price or any member of their immediate families, and the Company, or in which Col. Price, or any member of his immediate family, will have a direct or indirect material interest.

Director Compensation

Col. Price received a grant of 25,000 shares of restricted Company common stock in connection with his appointment to the Company’s board of directors. In addition, Col. Price will be entitled to receive reimbursement for his expenses incurred in attending board meetings, pursuant to the Company’s policy.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued February 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE GAMING, INC.

/s/ Kevin M. Greer
Date: March 14, 2007	Kevin M. Greer
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued February 26, 2007